United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(114,200)
Unrealized Gain (Loss) on Market Value of Futures	255,410
Dividend Income	356
Interest Income	445
ETF Transaction Fees	3,850
Total Income (Loss)	$145,861

Expenses
General Partner Management Fees	$17,566
Brokerage Commissions	2,547
Prepaid Insurance Expense	326
Non-interested Directors' Fees and Expenses	292
Other Expenses	13,560
Total Expenses	34,291
Expense Waiver	(10,047)
Net Expenses	$24,244
Net Income (Loss)	$121,617

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$27,878,804
Additions (850,000 Units)	36,205,452
Withdrawals (900,000 Units)	(38,265,198)
Net Income (Loss)	121,617

Net Asset Value End of Month	$25,940,675
Net Asset Value Per Unit (600,000 Units)	$43.23

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612